Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Lipella Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Shares of common stock, par value $0.0001 per share	Rule 457(o)
	Equity	Underwriter’s warrants to purchase shares of common stock(2)(3)	Rule 457(g)
	Equity	Shares of common stock issuable upon exercise of underwriter’s warrants(3)	Rules 457(g) and 457(o)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due

(1)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price. Includes the offering price of additional shares of common stock, par value $0.0001 per share (the “Common Stock’), that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	No additional registration fee is payable pursuant to Rule 457(g) of the Securities Act of 1933, as amended.
(3)	The registrant will issue to Univest Securities, LLC, the representative of the underwriters, warrants to purchase up to a number of shares of Common Stock equal to 6% of the aggregate number of shares of Common Stock sold in the offering. The exercise price of the warrants is equal to 100% of the offering price of the shares of Common Stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $ , which is equal to 100% of $ (6% of the proposed maximum aggregate offering price of $ ).